EXHIBIT 31.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Jean B. Clifton, Chief Financial Officer, certify that:

(1)	I have reviewed this annual report on Form 10-K/A of Dial Global, Inc.;

(2)
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/S/ JEAN B. CLIFTON
Jean B. Clifton
Chief Financial Officer
April 12, 2013